Exhibit 10.12

[Translation of Chinese original]

Equity Transfer Option Agreement

This Agreement is entered into by the following parties on June 7, 2004 in Beijing, the People’s Republic of China (“PRC” or “China”):

Transferors:	Novel-Tongfang Information Engineering Co., Ltd., a limited liability company duly incorporated and validly existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, 4/F, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianming Xiao;

Li Yang, Chinese citizen, with residential address: No.1, Unit 2, Building 320, No 16, Yuquan Road, Haidian District, Beijing and ID Card No. 110105690427082.

Transferee:	Beijing Super TV Co., Ltd., a wholly foreign owned enterprise duly incorporated and validly existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, 4/F, Room 406, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianhua Zhu;

In this Agreement, Novel-Tongfang Information Engineering Co., Ltd. and Li Yang are collectively called “Transferors”, and the “Transferee” shall also include any third party designated by the Transferee. The Transferors and Transferee are collectively called both Parties.

Whereas:

1.	Beijing Novel-Tongfang Digital TV Technology Co., Ltd. (hereinafter referred to as the “Target Company”), a limited liability company duly incorporated and validly existing under the PRC law, whose registered office is at Jingmeng Hi-Tech Building B, Room 402, No.5-2, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianhua Zhu, is mainly engaged in the digital TV business, including but not limited (1) to design general integration of the digital TV system platforms of local TV stations including overall system integration applications, provide software products such as CAS, SMS, EPG, interactive value-added system and so on, and take charge of purchasing the hardware equipments of digital TV system platforms, the integration of the whole system, the training and other after-sales service of the technical staff of the customers at customers’ requests; (2) provide Smart cards to the TV stations using Party A’s CAS system. As of the execution day of this Agreement, the Target Company has registered capital of RMB 33.0548 million, of which Novel-Tongfang Information Engineering Co., Ltd. contributed RMB 24.7938 million, holding 75% shares of the Target Company and Li Yang contributed RMB 8.2646 million, holding 25% shares.

2.	The Transferors agree to grant the Transferee an exclusive but irrevocable purchase Option to enable the Transferee (and any third party designated by the Transferee) to purchase the Equity Interest of the Target Company from the Transferors whenever the Transferee deems appropriate under the conditions set forth herein.

Therefore, through friendly consultation, all the Parties reach the following agreement in respect of the equity transfer option:

1.	Definitions

Unless set forth otherwise by the PRC law or herein, the words and expressions herein shall have the following meanings:

1.1	Equity Interest: means all the shareholder’s rights, under the PRC law and the Target Company’s articles of association, owned by the Transferors, who become the shareholder of the Target Company after their contributions to the registered capital of the Target Company, including but not limited to receiving the dividends and participating in, making material decisions and selecting the management of the Target Company and, in addition, for the purposes of defining the range of the Equity Interest, also including receiving any undistributed profits and other interests during the period from the establishment of the Target Company to the Closing Day.

1.2	Transferred Equity: means all or part of the Equity Interest of the Target Company to be transferred by the Transferors to the Transferee or any third party designated by the Transferee (the “Designated Third Party”) pursuant to this Agreement and the Transferee’s exclusive Option, including Novel-Tongfang Information Engineering Co., Ltd.’s 75% shareholding and Li Yang’s 25% shareholding of the Target Company. The amount of the Transferred Equity shall be subject to the then effective PRC law and regulations as well as the maximum amount required for the Target Company to maintain its status as an independent legal person.

1.3	Equity Transfer: means the action by the Transferee or any Designated Third Party in exercising of their Option to purchase the Transferred Equity pursuant to this Agreement.

1.4	Option: means the Equity Transfer option granted to the Transferee by the Transferors pursuant to Clause 2.1 hereof.

1.5	Exercising Period: means the effective period for the Transferee to exercise its Option, which is from the Effective Day to the date when 100% of the Target Company’s equity interest is transferred to the Transferee or any Designated Third Party or to the date when both the Transferors and Transferee agree in writing to terminate this Agreement before expiration.

1.6	Option Price: means the consideration of the Option granted to the Transferee pursuant to this Agreement, which is RMB 10. Such consideration shall be paid in cash to the Transferors by the Transferee by the Effective Day.

1.7	Notice of Exercising Option: means the notice issued by the Transferee notifying the Transferors of the exercise of option to purchase (or designate any other party to purchase) all or part of the Equity Interest during the Exercising Period.

1.8	Appraisal Company: means any appraisal company employed by the Transferee for the purpose of the Equity Transfer.

1.9	Auditor: means any auditor employed by the Transferee for purpose of the Equity Transfer.

1.10	Closing: means the whole process of the Transferee’s receiving the Transferred Equity.

1.11	Closing Day: means the day when all the Parties (including any Designated Third Party) complete the industrial/commercial title change registration and all other related procedures pursuant to the PRC law.

1.12	Effective Day: means the day when this Agreement is executed by all the Parties.

1.13	Affiliate: means any shareholding subsidiary of the Target Company, or any company, subsidiary or office that may directly or indirectly control the Target Company’s board of directors and/or daily operations.

2.	Option

2.1	Granting the Option: The Transferors hereby, jointly and severally, irrevocably and unconditionally grant the exclusive Option to the Transferee on the basis of the Option Price. The Transferee is entitled to exercise the Option to purchase (or designate any third party to purchase) the Equity Interest at any time within the Exercising Period pursuant to this Agreement and any conditions or procedures required by law.

2.2	The Option hereunder is the Transferee’s unilateral Option, which does not create any obligations or covenants of the Transferee to purchase the Transferred Equity.

2.3	The Transferee shall be entitled to notify the Transferors of exercising the option at any time within the Exercising Period. Such notice shall state the quantity of the Transferred Equity to be purchased by the Transferee (or any Designated Third Party), the purchase price, payment method, date of closing and so on.

2.4	The Option Price shall be determined otherwise by all the Parties at the time when the Transferee exercises the Option. If by then the PRC laws or any regulatory authorities have any restrictions on the minimum purchase price for the Transferred Equity or on the pricing basis (the “Legal Requirements”), the purchase price of the Transferred Equity shall meet the minimum Legal Requirements.

2.5	Due diligence: Starting from the Effective Day, for the purposes of exercising the Option, the Transferee is entitled to independently, or by exercising its own right to appoint its lawyers, accountants, auditors or other representatives (the “Professionals”), enter the business premises of the Target Company or it Affiliates during the Target Company’s office hours and look into their activities in production, operation and sales. The Transferee and its Professional are entitled to review and duplicate the Target Company’s and its Affiliates’ accounting records, accounting books, title certificates and other any and all documents and materials that the Transferee deems necessary, and request the Transferors to provide any and all documents the Transferee deems necessary to the extent reasonable. The Transferors shall make its best efforts to satisfy and facilitate such requests and activities of the Transferee and its Professionals.

2.6	Financial advisor’s report: Should the PRC law or any laws of other country or regions governing the Transferee (including any Designated Third Party) or any listing rules of the relevant jurisdictions require an independent financial advisor to be employed to give a report on the fairness and reasonableness of the Option exercised based on the purchase price of the Transferred Equity, the Transferors shall provide such financial advisor with the Target Company’s account books and records, facilitate any on-site due diligence investigations and provide assistance, if requested, in preparing the financial advisor’s report. The relevant expenses incurred by the Transferee or its financial advisor shall be borne by the Transferee.

2.7	Closing: Two days after the Transferee delivers a Notice of exercising the Option pursuant to 2.3 hereof or at any other time as otherwise agreed upon by all the Parties, the Transferors and the Transferee (and/or its Designated Third Party) may, in accordance with the terms and conditions hereunder, enter into certain equity transfer agreement in relation to the exercise of the Option hereunder. The Transferors warrant that they shall, four days after the Transferee delivers a Notice of exercising the Option or at any other time as otherwise agreed upon by all the Parties, promptly assist the Transferee in completing the approval procedure for the Equity Transfer and the industrial/commercial title change registration, and deliver to the Transferee (and/or its Designated Third Party) all the documents and information necessary for exercising the Option.

2.8	Payment method for the purchase price: All the Parties agree that the Transferee may select to pay the purchase price by the Closing in cash and/or in other way agreed upon by all the Parties.

3.	Equity Transfer

3.1	For the purpose of the Transferee exercising the Option, the Transferors agree to transfer the Equity Interest of the Target Company to the Transferee (and its Designated Third

Party) pursuant to this Agreement, and the Transferee agrees to purchase (or designate a third party to purchase) the Equity Interest of the Target Company pursuant to this Agreement and the Notice of exercising the Option.

3.2	The Transferors shall, upon the Transferee’s (or its Designated Third Party’s) request, enter into all necessary documents, statements or orders, take all necessary actions, and complete all necessary registrations and other procedures so as to enable the Transferee (and its Designated Third Party) to complete the Equity Transfer and to receive all the interests hereunder.

3.3	The Transferred Equity from the Transferors to the Transferee (or its Designated Third Party) as of the Closing Day shall be free of any pledges, mortgages or third party rights, and are not the subject of seizure, sale or other disputes. From the Closing Day and onwards, the Transferee (and/or its Designated Third Party) shall enjoy and bear all the relevant rights and obligations in connection with the Transferred Equity and by the same time the Transferors shall cease to own and assume all such rights and obligations.

Upon the day when the Transferee delivers a Notice of exercising the Option or any other date agreed upon by all the Parties, all the rights, interests, proceeds and obligations in connection with the Transferred Equity shall be owned and assumed by the Transferee and transferred to Transferee by the Closing Day.

3.4	If the Transferee decides to exercise the Option to purchase the Transferred Equity, on Closing Day and onwards, the Transferee shall have the right to make final decisions on any amendments to the Target Company’s articles of association, any restructuring of the Target Company’s board of directors, board of supervisors or senior management, and any appointments or dismissals of such members or officers, subject to the PRC law and the applicable industry policies.

3.5	Non-Competition

3.5.1	The Transferors covenant and warrant to the Transferee that, if the Transferee decides to exercise the Option to purchase the Transferred Equity, within five years after the Closing Day:

(1)	The Transferors and their directors (including the current and future directors) and its Affiliates shall not, whether individually or jointly, or whether on behalf of or through any third party, attempt to make any persons, companies, entities or organizations leave the Target Company or its Affiliates or cut off their business relationships with the Target Company or its Affiliates. As of the Closing Day, such persons, companies, entities or organizations have been the customers, clients, agents, representatives or contact persons of the Target Company of its Affiliates, or have had long-term business relations with the Target Company or its Affiliates.

(2)	Without the Transferee’s prior written consent, the Transferors and their directors (including the current and future directors) and its Affiliates shall not, whether individually or jointly, or whether on behalf of or through any third party, attempt to solicit any senior officers, key sales staff or technical staff who have been with the Target Company or its Affiliates as of the Closing Day to leave the Target Company or its Affiliates, no matter whether or not such leave would violate the labor/appointment contracts between such personnel with Target Company or its Affiliates.

(3)	The Transferors and their directors (including the current and future directors) and its Affiliates shall not, whether individually or jointly, or whether on behalf of or through any third party, engage by any means in any business competing with any of the businesses of the Target Company and/or the Transferee or any Affiliates directly or indirectly held by the Transferee.

3.5.2	Each of the obligation under 3.5.1 hereof shall be deemed as independent and separate, with equal enforceability. If any of such obligations is deemed entirely or partially unenforceable, the enforceability of the other obligations hereunder shall not be affected,

3.5.3	Notwithstanding the restrictions under 3.5.1 hereof, which all the Parties deem reasonable under any circumstances, all the Parties acknowledge the possibility that such limitations may not be applied due to certain unforeseeable technical reasons. Therefore, all the Parties hereby agree and confirm that, in the event such limitations are determined as invalid because they exceed the range for the reasonable protection of the interests of the Transferee and/or the Target Company under any circumstances while certain definitions, time limits or and geographical limits thereunder may remain valid if amended, such amendments shall be made and the amended limitations shall continue to be valid.

4.	Representations, Warranties and Covenants

4.1	The Transferors hereby make their representations, warranties and covenants to the Transferee as follows :

(1)	The Target Company is a limited liability company duly incorporated and validly existing under the PRC law, and the Transferors have paid in full all their capital contributions to the Target Company pursuant to their articles of association and maintain the status quo. The Target Company validly owns and uses all its assets and operates its business;

(2)	As of the Effective Day, Novel-Tongfang Information Engineering Co., Ltd. and Li Yang lawfully and beneficially hold 100% equity of the Target Company, and any third party shall have no right to use any purchase rights, exchange rights, pre-emptive rights or any other contracts to claim any distributions, offerings, sales, transfers or conversions of any shares or loan capitals of the Target Company or its Affiliates;

(3)	As of the Effective Day, the Target Company’s articles of association (including any amendments or supplements) have fully set forth the rights and resctictions of the legal share capitals of the Target Company;

(4)	The Transferors have complete and full capacity of civil rights and for civil disposition for the execution of this Agreement. This Agreement shall be binding on the Transferors upon the execution. The execution and performance of this Agreement shall not conflict with any contracts, agreements or any other legal documents also binding on the Transferors.

(5)	Prior to the Closing Day, without the Transferee’s prior written consent, the Transferors shall not directly or indirectly transfer or sell any Equity Interest of the Target Company to any third party, or make any pledge or other encumbrance on the Equity Interest;

(6)	The Transferors shall ensure Novel-Tongfang Information Engineering Co., Ltd. and the Target Company, prior to the Closing Day, not to directly or indirectly issue any new shares, nor enter into any transactions that may affect the distribution of the outstanding shares, nor directly or indirectly transfer or sell to any third party any of their equity held by their Affiliates, without the Transferee’s prior written consent;

(7)	Prior to the Closing Day, without the Transferee’s prior written consent, the Transferors shall not directly or indirectly sell, mortgage or pledge the assets of the Target Company and Affiliates, nor get involved in any seizures, liquidations and other disputes.

(8)	Prior to the Closing Day, without the Transferee’s prior written consent, the Transferors shall not distribute any dividends, interests and any other benefits;

(9)	The Transferors shall ensure that the Target Company, prior to the Closing Day, does not change any members of the Target Company’s board of directors without the Transferee’s prior written consent, and ensure that the Target Company maintains its legal and normal operations of the relevant businesses and has no material adverse changes in the relevant business operations and financial conditions. Without the Transferee’s prior written consent, no relevant business operations shall be materially altered or changed, nor shall any transactions that are not based on fair trade provisions or sufficient and appropriate considerations be entered into;

(10)	The Transferors shall execute and provide all the legal documents to be executed and provided in the procedure of the Equity Transfer and in all other necessary processes, and urge any relevant third party to execute and provide such legal documents;

(11)	After the execution of this Agreement, the Transferors shall not withdraw or cancel any rights or interests granted to the Transferee hereunder, nor enter into any documents or covenants conflicting with this Agreement; and

(12)	After the execution of this Agreement, the Transferors shall not amend the articles of association of the Target Company, without the Transferee’s prior written consent;

4.2	The Transferee hereby makes its representations, warranties and covenants to the Transferors as follows:

(1)	It is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC law; and

(2)	The Transferee has completed all its internal procedures necessary for the execution of this Agreement and obtained all the necessary authorizations and approvals.

5.	Governing Law

All matters hereunder, including but not limited to the effectiveness, interpretation and performance of this Agreement as well as the settlement of disputes shall be governed by the PRC law.

6.	Settlement of Disputes

6.1	Consultations

Any dispute arising from or relating to this Agreement shall be settled through friendly consultations by all the Parties. If such dispute cannot be settled within thirty days, any Party may submit such dispute for arbitration pursuant to this Agreement.

6.2	Arbitration

The dispute shall be submitted to China International Economic and Trade Arbitration Commission (hereinafter referred to as “CIETAC”) for arbitration in Beijing in accordance with the arbitration rules then effective. The arbitration tribunal shall have three arbitrators. Each Party appoints one arbitrator, and the third arbitrator shall be appointed jointly by all the Parties. If all the Parties cannot reach a consensus on the appointment of the third arbitrator, it shall be appointed by CIETAC and act as the presiding arbitrator of the arbitral tribunal. The arbitral award shall be final and binding upon all the Parties. Unless otherwise stated in the arbitral award, the arbitration expenses shall be borne by the losing party.

6.3	Continual Performance of this Agreement

All the Parties shall continue to perform the obligations hereunder during the pending arbitration, except for the matters in dispute or obligations submitted for arbitration.

7.	Miscellaneous

7.1	Any amendments to this Agreement shall be in writing and executed by all the Parties. Any of such amendments and supplements shall be an integral part hereof.

7.2	No Party shall transfer nor purport to transfer all or part of this Agreement (either any obligations or rights), without the other Parties’ prior written consent.

7.3	If any provision hereof is deemed to be invalid by a court or arbitration tribunal, the effectiveness of other provisions hereof shall not be affected.

7.4	This Agreement constitutes all statements and agreements between all the Parties and supersedes any oral or written statements, covenants, understandings or agreements previously made for any purposes hereunder before the execution of this Agreement. All the Parties agree and acknowledge that, any representations or covenants not covered herein shall not constitute any basis for this Agreement and hence shall not be deemed as any basis for determining any rights or obligations of any Party or for interpreting any of the terms or conditions hereunder.

7.5	Any notices under this Agreement shall be made in writing and be delivered by registered mail, courier, DHL or similar express delivery companies, fax, telegraph, e-mail or other electronic communications. A notice shall be deemed to be delivered when arriving at recipients’ registered addresses. If delivered by registered mail, the receipt date on the mailing return is the date of arrival; if delivered by DHL or similar express companies, the date confirmed formally is the date of arrival; if delivered by fax, when the confirmation information is received from the fax machine, the delivery is deemed to be done; and if delivered by telegraph or e-mail, the next Business Day following delivery is the date of arrival.

7.6	The titles and numbers of any clauses hereof are merely for reading convenience, and do not determinate or affect the definitions or interpretations of any and all terms and conditions herein.

7.7	This Agreement shall come into effect on the day when it is duly executed by all the Parties.

7.8	This Agreement shall be made in three original copies with equal legal effects. Each Party shall hold one copy.

In witness whereof, all the Parties hereto have their authorized representatives execute this

Agreement on date and place indicated at the Preamble hereof.

Novel-Tongfang Information Engineering Co., Ltd.

Legal/Authorized Representative:	/s/ Jianhua Zhu

Li Yang:
Signature:	/s/ Li Yang

Beijing Super TV Co., Ltd.
Legal/Authorized Representative:	/s/ Zengxiang Lu

Supplemental Agreement on Equity Transfer Option

This Agreement is entered into by the following parties on September 1, 2005 in Beijing, the People’s Republic of China (The “PRC” or “China”):

Party A:	Beijing Super TV Co., Ltd.,
Registered Address: Room 406, 4F, Tower B, Jing-Meng Hi-Tech Mansion, No.5, Shangdi East Road, Haidian District, Beijing
Legal Representative: Jianhua Zhu

Party B:	Beijing Novel-Tongfang Digital TV Technology Co., Ltd.
Registered Address: Room 402, 4F, Tower B, Jing-Meng Hi-Tech Mansion, No.5, Shangdi East Road, Haidian District, Beijing
Legal Representative: Jianhua Zhu

Party C:	Novel-Tongfang Information Engineering Co., Ltd
Registered Address: 4F, Tower B, Jing-Meng Hi-Tech Mansion, No.5, Shangdi East Road, Haidian District, Beijing
Legal Representative: Jianming Xiao

Party D:	Li Yang
ID Card Number: 110105690427082
Address: No.1,Unit 2 Building 320, No. 16 Yuquan Road, Haidian District, Beijing

In this Agreement, Party A, Party B, Party C and Party D are called a “Party” individually or “Parties” collectively.

Whereas:

1.	Party A, a wholly foreign-owned enterprise duly incorporated and validly existing under the laws of the PRC; Party B, a limited liability company duly incorporated and validly existing under the laws of the PRC, is mainly engaged in the digital TV business; Party C, a limited liability company duly incorporated and validly existing under the PRC law, holding 75% equity interest of Party B; and Party D, a Chinese citizen, holding 25% equity interest of Party B.

2.	Party C and Party D agree to grant Party A an exclusive and irrevocable purchase option pursuant to the Equity Transfer Option Agreement entered into by Party C, Party D and Party A (the “Equity Transfer Option Agreement”) for the purpose to enable Party A and any third party designated by Party A (the “Designated Third Party”) to purchase the entire equity interest of Party B from Party C and Party D at any time when Party A deems appropriate under the conditions as stipulated in the Equity Transfer Option Agreement.

Therefore, for the purposes of the performance of the Equity Transfer Option Agreement, all the Parties, under the principles of equality and mutual benefits and through friendly consultations, reach a supplemental agreement as follows:

Article 1 Party B’s Covenants

Party B hereby covenants:

1.	Without Party A’s prior written consent, it shall not supplement, alter or amend in any form its articles of association, nor increase or decrease its registered capitals, nor change the structure of its registered capitals in other ways;

2.	It shall maintain its good standing status and prudently and effectively operate its businesses and manage the related matters on the basis of sound financial and commercial standards and practices;

3.	Without Party A’s prior written consent, it shall not sell, transfer, mortgage or dispose of the legal or beneficial interests of any of its assets, businesses or proceeds, nor allow any other security interests to be created on them, at any time after the execution of this Agreement;

4.	Without Party A’s prior written consent, it shall not make, inherit, warrant or allow the existence of any debt, other than (i) any debt generated in regular or daily business operations rather than making loans or (ii) any debt previously disclosed to and approved in writing by Party A;

5.	It shall continue all its businesses in normal operations and maintain its asset values, and shall not conduct any actions or non-actions that may adversely affect its operations or assets values;

6.	Without Party A’s prior written consent, it shall not enter into any material agreements other than those made during the normal course of business (For the purposes of this paragraph, any agreement of a value over RMB 1 million shall be deemed as a material agreement);

7.	Without Party A’s prior written consent, it shall not provide anyone with any loan or credit;

8.	It shall provide all information related to its business operations and financial conditions at Party A’s requests;

9.	Without Party A’s prior written consent, it shall not merge or consolidate with any other parties, nor make any acquisitions or invests in any other parties;

10.	It shall promptly inform Party A of any litigations, arbitrations or administrative proceedings that have occurred or threaten to occur, relating to Party B’s assets, businesses or revenues; and

11.	In order to maintain the ownership of all its assets, it shall enter into all necessary or appropriate documents, take all necessary or appropriate actions, raise all necessary or appropriate litigations and make all necessary or appropriate defense against all claims.

Article 2 Party C’s and Party D’s Covenants

Party C and Party D hereby covenant as follows:

1.	They shall urge their respective authorized representatives not to approve at Party B’s shareholders’ meetings any merger or consolidations by Party B with any other parties or Party B’s acquisitions or investments in any other parties without Party A’s prior written consent;

2.	They shall promptly notify Party A of any litigations, arbitrations or administrative proceedings that have occurred or threaten to occur, relating to Party B’s equity interest respectively held by them;

3.	They shall urge their respective authorized representatives to vote for approval at Party B’s shareholders meetings for the purchase of the transferred Equity Interest pursuant to the Equity Transfer Option Agreement;

4.	In order to maintain the ownership of Party B’s equity interest held by Party C and Party D, they shall enter into all necessary or appropriate documents, take all necessary or appropriate actions, raise all necessary or appropriate litigation and make all necessary or appropriate defense against all claims;

5.	They shall strictly observe this Agreement and all other provisions under any other agreements they have jointly or severally entered into with Party A and shall not conduct any actions or non-actions that may adversely affect the validity of enforceability of such agreements; and

6.	Upon Party A’s requests from time to time, they shall unconditionally and immediately transfer the Equity Interest to the representative designated by Party A and waive any pre-emptive rights for purchasing any Equity Interest transferred to any other existing shareholders.

Article 3 Waivers

Party A hereby agrees to waive Party C’s and Party D’s undertaking under 4.1 (9) of the Equity Transfer Option Agreement, i.e. not to change any member of the Party B’s board of directors.

All the Parties hereby agree that Party A may from time to time waive, by written notices or actual actions, any of Party B’s, Party C’s or Party D’s obligations, representations, warranties or covenants under the Equity Transfer Option Agreement or this Agreement.

Article 4 Effective Day and Effective Term

This Agreement shall come into effect on the date when it is executed by all the Parties, and its effective term shall be the same as that of the Equity Transfer Option Agreement.

Before the expiration of the Equity Transfer Option Agreement and this Agreement, they may be renewed only if confirmed in writing by Party A, and the term of the renewal shall be determined in writing by Party A.

Article 5 Confidentiality

All the Parties hereby acknowledge and confirm that any oral or written communications among them under the Equity Transfer Option Agreement and/or this Agreement shall be deemed as confidential information, which shall be kept confidential and shall not be disclosed to any third parties without written consent from the other Parties hereto, except for: (a) any information already known or to be known to the public (not due to any unauthorized disclosures by any Party hereto who possesses such information), (b) any information required to be disclosed by an applicable laws; or (c) any information to be disclosed for the purpose of the transaction contemplated herein to any Party’s legal counsels or financial advisor, who are also required to undertake confidentiality obligations similar to those stipulated herein. Any disclosure of any confidential information by any Party’s staff or appointed agents shall be deemed as a disclosure by such Party itself, who shall be held responsible for such breach. This provision shall survive after this Agreement is terminated due to any reasons.

Article 6 Further Assurance

All the Parties agree to enter into on a timely basis all the documents and take all the further actions that are reasonably necessary for or benefiting to the performance of all the provisions and the realization of all the purposes under the Equity Transfer Option Agreement and this Agreement.

Article 7 Miscellaneous

1.

If any or several provisions of this Agreement or the Equity Transfer Option Agreement are deemed invalid, illegal or unenforceable in any respect by any laws or regulations, the validity, legitimacy or enforceability of the other provisions shall not be affected or prejudiced in any way. All the Parties shall attempt, through sincere consultation, to replace such invalid, illegal or unenforceable provisions with valid ones, of which the commercial effects shall be as close as possible to those of the invalid, illegal or unenforceable provisions.

2.	The Equity Transfer Option Agreement and this Agreement shall be binding upon all the Parties and their successors as well as any assignees agreed upon by all the Parties.

3.	Any obligation hereunder that occurs or expires before the expiration or early termination of this Agreement shall continue to be effective after the expiration or early termination of this Agreement.

4.	This Agreement is supplementary to the Equity Transfer Option Agreement previously entered into by Party A, Party C and Party D, with the equal legal effects as the Equity Transfer Option Agreement. The provisions of Governing Law, Settlement of Disputes and Notice thereunder shall be applied to this Agreement.

5.	This Agreement is written in Chinese in four original copies with the same legal effects. Each Party shall hold one copy.

(No text hereinafter)

In witness whereof, all the Parties hereto have their authorized representatives execute this Agreement on date and place indicated at the Preamble hereof.

Party A: Beijing Super TV Co., Ltd.
Authorized representative:	/s/ Zengxiang Lu

Party B: Beijing Novel-Tongfang Digital TV Technology Co., Ltd.
Authorized representative:	/s/ Dong Li

Party C: Novel-Tongfang Information Engineering Co., Ltd.
Authorized representative:	/s/ Jianhua Zhu

Party D: Li Yang
Signature:	/s/ Li Yang

[Translation of Chinese original]

No. 2 Supplemental Agreement to the Equity Transfer Option Agreement

This No. 2 Supplemental Agreement to the Equity Transfer Option Agreement is entered into by and among the following parties:

Party A: Beijing Super TV Co., Ltd.

Registered Address: Jingmeng Hi-Tech Building B, 4/F, Room 406, No. 5, Shangdi East Road, Haidian District, Beijing

Party B: Beijing Novel-Tongfang Digital TV Technology Co., Ltd.

Registered Address: Jingmeng Hi-Tech Building B, 4/F, Room 402, No. 5, Shangdi East Road, Haidian District, Beijing

Party C: Novel-Tongfang Information Engineering Co., Ltd.

Registered Address: Jingmeng Hi-Tech Building B, 4/F, No. 5, Shangdi East Road, Haidian, District, Beijing

Party D: Li Yang

Registered Address: No. 1, Unit 2, Building 320, No. 16, Yuquan Road, Haidian District, Beijing

Party E: Wei Gao

Registered Address: No. 307, Unit 3, Building 7, No. 11A, Fucheng Road, Haidian District, Beijing

Whereas:

1.	Party A, Party C and Party D entered into the Equity Transfer Option Agreement on June 7, 2004 (Annex 1);

2.	Party A, Party B, Party C and Party D entered into the Supplemental Agreement to the Equity Transfer Option Agreement on September 1, 2005 (Annex 2);

3.	Party A changed its corporate name into Beijing Super TV Co., Ltd. on April 3, 2007;

4.	Party D proposes to transfer the shares held by it in Party B to Party E pursuant to the provisions of the Share Transfer Agreement (Annex 3); and

5.	Party D proposes to transfer all its rights and obligations under the Business Operating Agreement (Annex 1) to Party E.

NOW THEREFORE, all the Parties hereby, under the principle of equality and mutual benefits and through friendly consultations, agree as follows:

1.	Party D agrees to transfer to Party E, and Party E agrees to assume from Party D, all the rights and obligations of Party D under the Equity Transfer Option Agreement and the Supplemental Agreement to the Equity Transfer Option Agreement.

2.	Party A, Party B and Party C acknowledge and agree that Party D transfers to Party E all its rights and obligations under the Equity Transfer Option Agreement and the Supplemental Agreement to the Equity Transfer Option Agreement and after this No. 2 Supplemental Agreement comes into effect, Party E shall become a party of the Equity Transfer Option Agreement and the Supplemental Agreement to the Equity Transfer Option Agreement. Party A, Party B and Party C shall no longer request Party D to continuously assume its rights and obligations under the Equity Transfer Option Agreement and the Supplemental Agreement to the Equity Transfer Option Operating Agreement and Party D shall no longer be entitled to or requested for the performance of any rights or obligations under the Equity Transfer Option Agreement and the Supplemental Agreement to the Equity Transfer Option Agreement.

3.	This No. 2 Supplemental Agreement shall come into effect as of the Effective Date of the Share Transfer Agreement (Annex 3).

In witness whereof, the Parties hereto have their authorized representatives execute this No. 2 Supplemental Agreement on the date and place indicated at the Preamble hereof.

Party A: Beijing Super TV Co., Ltd.
Legal Representative (or Authorized Representative):	/s/ Jianhua Zhu
Name:
Title:
Date: August 18, 2007
(Seal)

Party B: Beijing Novel-Tongfang Digital TV Technology Co., Ltd.
Legal Representative (or Authorized Representative):	/s/ Jianhua Zhu
Name: Title: Date: August 18, 2007 (Seal)

Party C: Novel-Tongfang Information Engineering Co., Ltd.
Legal Representative (or Authorized Representative):	/s/ Wangzhi Chen
Name: Title: Date: August 18, 2007 (Seal)

Party D: Li Yang
Signature:	/s/ Li Yang
Date: August 18, 2007

Party E: Wei Gao
Signature:	/s/ Wei Gao
Date: August 18, 2007